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                                                                     EXHIBIT 3.3

                    ALBERTA CONSUMER AND CORPORATE AFFAIRS
                          BUSINESS CORPORATIONS ACT
                             (Section 27 or 171)


                             ARTICLES OF AMENDMENT
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1.   Name of Corporation                           2.  Corporate Access Number

     USA VIDEO CORPORATION                             20347253

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3.   Item No. 2 of the Articles of the above named Corporation is amended in accordance with Section 167(1)(c) of the Business Corporation Act as follows:

     (a) The maximum number of Common Shares which the Corporation is authorized to issue shall be 250,000,000 rather than an unlimited number of Common Shares.

     (b) The maximum number of Preferred Shares which the Corporation is authorized to issue shall be 250,000,000 rather than an unlimited number of Preferred Shares.

4. Item 6 of the Articles of the above named Corporation is amended in accordance with Section 167(1)(m) of the Business Corporations Act to provide that meetings of the shareholders of the Corporation may be held outside of Alberta at Los Angeles, California; Dallas, Texas; Las Vegas, Nevada; and New York, New York.

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Date                                Signature                Title

June 22, 1993                       /s/ Andrew Prowse        Director
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                                    Andrew R. Prowse

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FOR DEPARTMENTAL USE ONLY                                             Filed